Exhibit 99.1
EVEREST BROADBAND, INC. AND SUBSIDIARIES

Audited Consolidated Financial Statements

As of December 31, 2007 and 2006 and the Year Ended December 31, 2007
and the Six-Month Period Ended December 31, 2006

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors and Shareholders
Everest Broadband, Inc.:

We have audited the accompanying consolidated balance sheets of Everest Broadband, Inc. and subsidiaries (the Company) as of December 31, 2007 and 2006, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for the year ended December 31, 2007 and six-month period ended December 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Everest Broadband, Inc. and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the year ended December 31, 2007 and six-month period ended December 31, 2006 in conformity with U.S. generally accepted accounting principles.

/s/ KPMG, LLP
Kansas City, Missouri
April 25, 2008

EVEREST BROADBAND, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2007 and 2006

	2007	2006
Assets
Current assets:
Cash and cash equivalents	$2,785,128	$1,554,275
Accounts receivable, net of allowance for doubtful accounts
of $760,921 and $661,100 in 2007 and 2006	4,335,397	4,070,887
Prepaid and other current assets	501,075	678,303
Net investment in capital leases	43,166	—
Deferred taxes	608,445	303,704
Total current assets	8,273,211	6,607,169
Property and equipment, net	96,810,183	98,533,253
Intangible assets, net	2,152,472	2,577,617
Net investment in capital leases	169,258	—
Other long-term assets, net	1,416,334	1,347,587
Deferred taxes	1,185,706	170,404
Total assets	$110,007,164	$109,236,030
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,980,100	$3,459,630
Accrued liabilities	6,928,399	3,701,031
Current maturities of long-term debt	2,687,500	537,500
Current portion of deferred revenue	1,653,562	1,557,350
Total current liabilities	14,249,561	9,255,511
Long-term debt, less current maturities	62,159,375	63,943,750
8.5% Cumulative Redeemable Series A preferred shares	12,750,460	11,053,945
Deferred revenue, less current portion	664,208	571,294
Other long-term liabilities	269,415	490,221
Total long-term liabilities	75,843,458	76,059,210
Total liabilities	90,093,019	85,314,721
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $.001; authorized 2,887,000 shares,
issued and outstanding 2,179,500 shares in 2007 and 2006	2,180	2,180
Paid-in capital	25,856,736	25,612,047
Accumulated other comprehensive loss	(155,128)	(118,686)
Retained deficit	(5,789,643)	(1,574,232)
Total stockholders’ equity	19,914,145	23,921,309
Total liabilities and stockholders’ equity	$110,007,164	$109,236,030

See accompanying notes to consolidated financial statements.

EVEREST BROADBAND, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Loss
For the Year Ended December 31, 2007 and Six-Month Period Ended December 31, 2006

	2007	2006
Revenues	$59,574,857	$26,549,446
Operating expenses:
Cost of services	18,940,320	8,805,916
Selling, general, and administrative	24,202,407	10,376,683
Depreciation and amortization	13,955,532	6,297,898
Total operating expenses	57,098,259	25,480,497
Net income from operations	2,476,598	1,068,949
Interest expense, net of amount capitalized	(7,868,964)	(3,209,619)
Interest income	118,848	15,038
Other (expense) income, net	(392,157)	17,536
Loss before income taxes	(5,665,675)	(2,108,096)
Income tax benefit	1,450,264	533,864
Net loss	(4,215,411)	(1,574,232)
Other comprehensive loss:
Unrealized loss on interest rate hedge derivative, net of income tax	(36,442)	(118,686)
Comprehensive loss	$(4,251,853)	$(1,692,918)

See accompanying notes to consolidated financial statements.

EVEREST BROADBAND, INC AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders’ Equity
For the Year Ended December 31, 2007 and Six-Month Period Ended December 31, 2006

					Accumulated
	Common Stock				other
	Number of Shares	Amount	Paid in capital	Retained deficit	comprehensive loss	Stockholders' equity
Balance, June 29, 2006	—	$—	$—	$—	$—	$—
Common stock issued	2,179,500	2,180	21,792,820	—	—	21,795,000
Common stock warrants issued	375,278	—	3,749,027	—	—	3,749,027
Common stock options granted to employees	—	—	70,200	—	—	70,200
Other comprehensive loss	—	—	—	—	(118,686)	(118,686)
Net Loss	—	—	—	(1,574,232)	—	(1,574,232)
Balance, December 31, 2006	2,554,778	2,180	25,612,047	(1,574,232)	(118,686)	23,921,309
Common stock options	—	—	244,689	—	—	244,689
Other comprehensive loss	—	—	—	—	(36,442)	(36,442)
Net Loss	—	—	—	(4,215,411)	—	(4,215,411)
Balance, December 31, 2007	2,554,778	$2,180	$25,856,736	$(5,789,643)	$(155,128)	$19,914,145

See accompanying notes to consolidated financial statements.

EVEREST BROADBAND, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Year Ended December 31, 2007 and Six-Month Period Ended December 31, 2006

	2007	2006
Cash flows from operating activities:
Net loss	$(4,215,411)	$(1,574,232)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation and amortization	13,955,532	6,297,898
Deferred revenue	208,184	121,455
Deferred income taxes	(1,320,043)	(474,108)
Loss on sale of construction and installation materials	435,588	26,120
Stock option compensation costs	244,689	70,200
Amortization of debt issuance costs	294,336	118,733
Accretion of 8.5% Cumulative Redeemable Series A preferred shares	1,696,515	201,650
Changes in operating assets and liabilities:
Accounts receivable	(520,303)	(733,220)
Prepaid and other assets	149,664	(143,783)
Accounts payable and accrued liabilities	2,737,063	(1,988,193)
Other long-term liabilities	(198,864)	677,077
Net cash provided by operating activities	13,466,950	2,599,597
Cash flows from investing activities:
Purchase of operating subsidiary membership units, net of
$4,194,759 cash acquired in 2006	—	(83,693,125)
Additions to property and equipment	(12,953,208)	(16,260,328)
Proceeds from the sale of equipment and construction materials	630,182	56,679
Net cash used in investing activities	(12,323,026)	(99,896,774)
Cash flows from financing activities:
Proceeds from issuance of common stock	—	21,795,000
Proceeds from issuance of 8.5% Cumulative Redeemable Series A preferred shares	—	10,250,973
Issuance of common stock warrants	—	3,749,027
Proceeds from issuance of term loan	—	53,750,000
Proceeds from issuance of revolving loan	2,000,000	11,000,000
Debt repayment	(1,634,375)	(268,750)
Debt acquisition costs	(278,696)	(1,424,798)
Net cash provided by financing activities	86,929	98,851,452
Net increase in cash and cash equivalents	1,230,853	1,554,275
Cash and cash equivalents, beginning of period	1,554,275	—
Cash and cash equivalents, end of period	$2,785,128	$1,554,275
Supplemental disclosure of cash flow information:
Cash paid for interest, net of amount capitalized	$5,897,362	$2,131,544

See accompanying notes to consolidated financial statements.

EVEREST BROADBAND, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006

(1)	Summary of Significant Accounting Policies and Practices

(a)	Description of the Business

Everest Broadband, Inc. (EVB) and subsidiaries (collectively the “Company”) is a broadband service provider offering cable television, local and long-distance telephone, and high-speed data services to both residential and business subscribers. Its residential subscribers are located primarily in the suburban Kansas City areas of Lenexa, Shawnee, Overland Park and Merriam in Kansas and southern Kansas City, Missouri. The Company provides services over its wholly owned hybrid fiber coax (HFC) network and has the ability to serve all the key business centers within the entire Kansas City metropolitan area. Additionally, the Company offers a range of enhanced services for both business and residential customers such as voice mail, private line, and high-speed redundant networking, and it has the capability to personalize solutions to meet customer needs.

The Company’s wholly owned subsidiary, Everest Connections Holdings, Inc (ECHI), acquired its operating subsidiaries from Everest Global Technologies Group, LLC through a purchase transaction on June 30, 2006. The Company entered into a purchase and sale agreement with SureWest Communications on December 6, 2007. Under this agreement, the shareholders of the Company sold all the issued and outstanding stock of Everest Broadband, Inc. to SureWest Communications. The sale closed on February 13, 2008.

ECHI purchased all of the issued and outstanding membership units of its operating subsidiaries for a total $83.7 million, net of $4.2 million cash acquired. The purchase was funded by a $35.8 million contribution by EVB and a $53.8 million term loan issued and held by ECHI (see Note 4). The $5.9 million excess over the final net purchase price was held as cash.

The $83.7 million purchase price was allocated in accordance with Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standard Statement (SFAS) No. 141, Business Combinations, as follows:

June 30,
2006
(US $ in millions)
Current assets	$3.8
Property and equipment	88.5
Intangible assets	2.8
Total assets acquired	$95.1
Current liabilities	(10.4)
Long-term liabilities	(1.0)
Net assets acquired	$83.7

The fair value and remaining economic lives of the acquired assets were determined by a valuation conducted by management. The operations of the Company were relatively consistent over the year ended December 31, 2006. Therefore the pro forma results of operations for the year ended December 31, 2006, as if the purchase of ECHI had occurred as of the beginning of the year, would be approximately double the amounts shown in the statement of operations for the six months ended December 31, 2006.

EVEREST BROADBAND, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006 (continued)

(b)	Principles of Consolidation

The consolidated financial statements include all majority-owned entities. All significant intercompany accounts and transactions have been eliminated in consolidation.

(c)	Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates in these consolidated financial statements include allowances for doubtful accounts, asset valuation, useful lives for long-lived assets, net realizable values of inventories, accruals, deferred revenues, and income taxes. As such, actual results could differ from such estimates.

(d)	Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Due to their short-term maturities, the book value of any cash equivalents approximates fair value. All cash equivalents are held by the Company were in an overnight money market sweep account.

(e)	Accounts Receivable

Management estimates allowances required to reduce receivables to amounts expected to be realized. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses. The Company determines the allowance based on historical write-off experience and specific receivable identification. For the year and six months ended December 31, 2007, and 2006, the Company wrote-off certain accounts receivable balances aggregating $0.7 million and $0.5 million, respectively. During the year and six months ended December 31, 2007 and 2006, the Company recovered $0.1 million and $0.1 million, respectively, of accounts receivable balances previously written-off against such allowance.

(f)	Net Investment in Capital Leases

The Company leases dark fiber to one unrelated entity. The lease is classified as a sales type lease and extends through May 2012. The components of the net investment in the capital lease consist of the following at December 31, 2007:

Aggregate future minimum lease payments receivable	$248,090
Unlearned interest income	(35,666)
Net investment in capital leases receivable	$212,424

EVEREST BROADBAND, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006 (continued)

The Company is scheduled to receive annual minimum lease payments of $0.1 million from 2008 through 2012.

(g)	Property and Equipment

Property and equipment are recorded at cost. Depreciation of property and equipment is recorded using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the asset. Costs of construction and completion of the network are capitalized, including third-party labor and material costs, internal direct labor and benefit costs, and interest.

Years
Communications network	5 – 20
Computer equipment and software	3 – 7
Office equipment, furniture, fixtures, and vehicles	5 – 7
Leasehold improvements	Lease term
Buildings	20

(h)	Method of Accounting for Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated net future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value less cost to sell, and are no longer depreciated.

(i)	Intangible Assets

The Company’s intangible assets include a trade name asset of $0.7 million and a customer relationship asset of $2.1 million. The “Everest” trade name is used to identify the business. This asset has an indefinite life; therefore, it is not amortized. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, this intangible asset was tested for impairment at June 30, 2007 and annually thereafter at December 31, beginning December 31, 2007. The Company acquired a significant number of residential and business customers when it purchased the operating subsidiaries on June 30, 2006. In accordance with FASB’s Emerging Issues Task Force (EITF) issued EITF No. 2-17, Recognition of Customer Relationship - Intangible Assets Acquired in a Business Combination, the customer relationship value acquired totaled $2.1 million as determined by management. The customer relationship asset is being amortized over its estimated remaining useful life of five years. Accumulated amortization and amortization expense for the year ended December 31, 2007 and six months ended December 31, 2006 totaled $0.4 million and $0.2 million, respectively. Amortization will be $0.4 million for each of the three years subsequent to December 31, 2007 and $0.3 million in 2011.

EVEREST BROADBAND, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006 (continued)

(j)	Other Assets

Direct incremental costs incurred relating to initial franchise fees and debt acquisition costs, are deferred and amortized over the lives of the agreements. The Company’s debt acquisition costs are being amortized using the straight-line method over the term of the credit facility (6 years) using the effective interest rate method. The costs associated with franchise fees are amortized over 18 to 19 years.

(k)	Fair Value of Financial Instruments

SFAS No. 107, Disclosures of Financial Instruments, defines fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying values of cash equivalents at December 31, 2007 and 2006 approximated their fair values.  Fair values for cash equivalents were determined by quoted market prices. The fair value of the Company’s debt, lease obligations, and lease receivable were determined through discounted cash flow analyses.  The carrying value of these instruments approximated their fair value as of December 31, 2007 and 2006.

The outstanding preferred stock was sold for $16 million as part of the sale to SureWest Communications (see note 11) on February 13, 2008, which approximates its fair value at December 31, 2007.  The carrying value of the preferred stock approximated its fair value at December 31, 2006.

(l)	Derivative Instruments and Hedging Activities

The Company accounts for derivatives and hedging activities in accordance with SFAS No. 133, Accounting for Derivative Instruments and Certain Hedging Activities, as amended, which requires entities to recognize all derivative instruments as either assets or liabilities in the balance sheet at their respective fair values with a charge to the income statement for change in value unless hedge accounting is used. For derivatives designated as hedges, changes in fair value are either offset against the change in fair value of the assets and liabilities through earnings, or recognized in accumulated other comprehensive income until the hedged item is recognized in earnings.

The Company has one interest rate cash flow hedge as required by its debt agreement (see note 3). The Company has formally documented the hedging relationship and its risk-management objective and strategy for undertaking the hedge, the hedging instrument, the hedged item, the nature of the risk being hedged, how the hedging instrument’s effectiveness in offsetting the hedged risk will be assessed prospectively and retrospectively, and a description of the method of measuring ineffectiveness. The Company’s interest rate cash flow hedge meets all the criteria whereby it is assumed to have no ineffectiveness; therefore, effectiveness assessments at inception of the hedge or ongoing are not necessary. All changes in fair value are recorded in accumulated other comprehensive income and reclassified to earnings when the forecasted transaction affects earnings.

EVEREST BROADBAND, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006 (continued)

(m)	Revenue Recognition

The Company recognizes revenue when (i) persuasive evidence of an arrangement between the Company and the customer exists, (ii) delivery of the product to the customer has occurred or service has been provided to the customer, (iii) the price to the customer is fixed or determinable and (iv) collectability of the sales price is reasonably assured. Revenues based on a flat fee, derived principally from local telephone, dedicated network access, data communications, Internet access service and residential/business broadband service, are billed in advance and recognized in subsequent periods when the services are provided. Installation revenue is recognized over the life of the contract or, if no contract is in place, over the estimated life of the customer as evidenced by churn statistics. Deferred installation revenue totaled approximately $0.7 million and $0.6 million at December 31, 2007 and 2006, respectively. Programming incentives are paid in advance by content providers and recognized over the contract term. Programming incentives totaled approximately $0.1 million and $0.1 million at December 31, 2007 and 2006, respectively. Sales taxes and regulatory fees collected from customers and remitted to governmental authorities are accounted for on a net basis and therefore are excluded from revenues in the consolidated statements of income.

Revenues	2007	2006
Cable	$23,909,576	$10,375,003
Telephone	20,178,039	9,527,192
High speed data	14,435,636	6,344,769
Other revenue	1,051,606	302,482
Total revenue	$59,574,857	$26,549,446

(n)	Capitalized Interest

The Company’s policy is to capitalize interest cost incurred on debt during the construction of major network expansion projects in accordance with SFAS No. 34, Capitalization of Interest Cost. A reconciliation of the Company’s total interest cost to interest expense as reported in the consolidated statements of income for 2007 and 2006 is as follows:

	2007	2006
Interest cost capitalized	$143,648	$636,681
Net interest expense per income statement	7,868,964	3,209,619
Total interest expense	$8,012,612	$3,846,300

EVEREST BROADBAND, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006 (continued)

(o)	Income Taxes

Income taxes are accounted for under the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that the change occurs. The Company assesses the deferred tax assets and provides valuation allowances when it is determined that more likely than not, such losses will not be realized within the applicable carryforward period.

(p)	Stock Option Plan

The Company uses SFAS No. 123(R), Share-Based Payment, to account for stock options granted under its stock option plan. SFAS No. 123(R) requires that all stock-based compensation be recognized as an expense in the financial statements and that such cost be measured at fair value of the award. For stock option awards, the Company recognizes compensation expense based on grant date estimated fair value using the Black-Scholes option-pricing model as determined by management

(q)	Risks and Uncertainties

The Company’s future results of operations involve a number of risks and uncertainties. Factors that could affect future operating results and cause actual results to vary materially from historical results include, but are not limited to: dependence upon continued acceptance of fiber-optic technology as the platform of choice, the highly competitive telecommunications industry, lack of capital availability compared to competitors, dependence on strategic relationships, and large incumbent service providers.

(r)	Regulation in the Cable Television and Telecom Industry

The cable television and telecom industries are subject to regulation at the federal, local and, in some instances, state levels. The Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992, and the Telecommunications Act of 1996 established a national policy to guide the development and regulation of cable systems. The Federal Communications Commission (FCC) has the principal responsibility for implementing the policies of these acts. Many aspects of such regulation are currently the subject of judicial proceedings and administrative or legislative proposals. Legislation and regulations continue to change, and the Company cannot predict the impact of future developments on the cable television and telecommunications industries.

(s)	Recently Issued Accounting Standards

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - An interpretation of FASB Statement No. 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes (SFAS 109). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company is required to adopt FIN 48 on January 1, 2008. The Company does not expect the impact of adopting this standard will have a material impact to the results of operations or financial position.

EVEREST BROADBAND, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006 (continued)

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements.  In February 2008, the FASB issued FASB Staff Position No. FAS 157-2, Effective Date of FASB Statement No. 157 (the “FSP”).  The FSP amends SFAS No. 157 to delay the effective date for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis, at least annually.  SFAS No. 157, as amended, is effective for financial statements issued for fiscal years beginning after November 15, 2008, and for interim periods within those fiscal years.  The Company is currently evaluating the impact, if any, the adoption of SFAS No. 157 will have on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. This standard permits an entity to elect to measure many financial instruments and certain other items at fair value.  Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS 159. At this time, The Company does not believe the impact of adopting this standard will have a material impact to the results of operations or financial position.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, which establishes principles and requirements for how the acquirer:  (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.  SFAS No. 141(R) requires contingent consideration to be recognized at its fair value on the acquisition date and, for certain arrangements, changes in fair value to be recognized in earnings until settled.  SFAS No. 141(R) also requires acquisition-related transaction and restructuring costs to be expensed rather than treated as part of the cost of the acquisition.  SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The Company is currently evaluating the impact this statement will have on its financial position and results of operations.

EVEREST BROADBAND, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006 (continued)

In June 2007, the EITF reached a consensus on Issue No. 06-11, Accounting for Income Tax Benefits of Dividends on Share-Based Payment.  EITF No. 06-11 provides that realized income tax benefits from dividends or dividend equivalents that are charged to retained earnings and are paid to employees for equity classified nonvested equity shares, nonvested equity share units and outstanding equity share options should be recognized as an increase in additional paid-in capital.  The provisions of EITF No. 06-11 are effective for the Company as of January 1, 2008.  The Company is currently evaluating the impact, if any, the adoption of EITF No. 06-11 will have on its financial position and results of operations.

(2)	Property and Equipment

Property and equipment at December 31, 2007 and 2006 consists of the following:

	2007	2006
Communications network	$99,492,823	$88,257,562
Computer equipment and software	6,001,909	4,635,324
Buildings and land	4,204,210	4,183,389
Office equipment, furniture, fixtures, and vehicles	827,270	634,919
Leasehold improvements	173,678	162,917
Property and equipment, gross	110,699,890	97,874,111
Less accumulated depreciation and amortization	(19,394,728)	(6,063,316)
Construction and installation materials	5,473,424	4,926,396
Construction in progress	31,597	1,796,062
Property and equipment, net	$96,810,183	$98,533,253

The Company capitalizes installation costs which are depreciated over the expected life of the customer or contract term. Construction and installation materials represent materials on hand but not in service. These materials are stated at average cost and not depreciated until placed in service. Construction and installation materials used for maintenance are expensed as used.

For the year ended December 31, 2007 and six months ended December 31, 2006, depreciation and amortization expense of property and equipment was approximately $13.5 million and $6.1 million, respectively.

(3)	Derivative Instruments and Hedging Activities

The Company has one interest-rate-related derivative instrument to manage its interest rate exposure on its term loan as required by the terms of its credit agreement (see note 4). The Company does not enter into derivative instruments for any purpose other than cash-flow-hedging purposes; thus, the Company does not speculate using derivative instruments.

By using derivative financial instruments to hedge exposures to changes in interest rates, the Company exposes itself to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes the Company, which creates credit risk for the Company. When the fair value of a derivative contract is negative, the Company owes the counterparty and, therefore, it does not possess credit risk. The Company minimizes the credit risk in derivative instruments by entering into transactions with only high-quality counterparties.

EVEREST BROADBAND, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006 (continued)

Market risk is the adverse effect on the value of a derivative instrument that results from a change in interest rates. The market risk associated with interest rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken.

The Company assesses interest rate cash flow risk by monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

The Company uses variable-rate London Interbank Offered Rate (LIBOR) debt to finance its operations. The debt obligations expose the Company to variability in interest payments due to changes in interest rates. Management believes that it is prudent to limit the variability of a portion of its interest payments. To meet this objective, management has entered into a LIBOR based interest rate swap agreement on $26.9 million of its floating-rate indebtedness to manage fluctuations in cash flows resulting from changes in the benchmark interest rate of LIBOR. This swap changes the variable-rate cash flow exposure on a portion of the debt obligation to fixed cash flows. Under the terms of the interest rate swap, the Company receives LIBOR based variable interest rate payments and makes fixed interest rate payments, thereby creating the equivalent of fixed-rate debt for the notional amount of its debt hedged. The Company’s unhedged floating-rate indebtedness totaled $38.0 million and $37.6 million, respectively at December 31, 2007 and December 31, 2006; therefore, the Company is sensitive to fluctuations in interest rates.

Changes in the fair value of the interest rate swap designated as a hedging instrument that effectively offsets the variability of cash flows associated with variable-rate, long-term debt obligations are reported in accumulated other comprehensive income. These amounts subsequently are reclassified into interest expense as a yield adjustment of the hedged interest payments in the same period in which the related interest affects earnings. For the year ended December 31, 2007 and six months ended December 31, 2006, the interest rate hedge yielded additional interest expense totaling $0.06 million and $0.01 million, respectively.

As of December 31, 2007 and 2006, $0.2 million and $0.1 million of deferred losses related to interest rate differences, net of the related tax benefit totaling $0.1 million for each year, accumulated in other comprehensive loss. The unrealized loss as of December 31, 2007 is expected to be reclassified to earnings upon the sale of Everest Broadband, Inc. in February 2008.

EVEREST BROADBAND, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006 (continued)

Key components of the Company’s interest rate hedge are as follows:

	2007	2006
Notional amount	$26,875,000	$26,875,000
Fixed interest rate	5.54%	5.54%
Weighted average floating interest rate	5.32%	5.37%
Term	09/2006—09/2008	09/2006—09/2008
Net present value (year-end)	$(262,484)	$(200,822)

(4)	Long-Term Debt

	2007	2006
Term loan with LIBOR interest plus the applicable term loan LIBOR margin per annum based on the Company's actual quarterly leverage ratio
(7.83% for $26,875,000 of the balance as of December 31, 2007 comprised of 4.83% 90-day LIBOR plus 3.0% LIBOR margin and 7.85% for
$26,471,875 of the balance as of December 31, 2007 comprised of 4.85%
30-day LIBOR plus 3.0% LIBOR margin); the applicable term loan LIBOR margin ranges from 2.75% to 3.5%; principal payments quarterly through
June 2012 based on defined amortization schedule; interest payable on interest due dates based on interest rate election (quarterly in arrears for
$26,875,000 based on 90-day LIBOR election and monthly in arrears for
$26,471,875 based on 30-day LIBOR as of December 31, 2007);
collateralized by all Company assets	$53,346,875	$53,481,250
Revolving loan ($18 million) with LIBOR interest plus the applicable revolver
LIBOR margin per annum based on the Company's actual quarterly leverage ratio (7.89% as of December 31, 2007 comprised of 4.89%
90-day LIBOR plus 3.0% LIBOR margin); the applicable revolver
LIBOR margin ranges from 2.75% to 3.5%; principal repayment on or before June 2012; interest payable on interest due dates based on interest rate election and timing of advances (quarterly in arrears based on
90-day LIBOR election as of December 31, 2007); collateralized
by all Company assets	11,500,000	11,000,000
Total long-term debt	64,846,875	64,481,250
Less current installments	2,687,500	537,500
Long-term debt, excluding current installments	$62,159,375	$63,943,750

On May 11, 2007, the Company executed an amendment to its existing credit agreement. This amendment (a) changed the defined amortization schedule on the term loan, (b) decreased the interest margins, (c) increased the revolving credit facility from $15 million to $18 million, and (d) amended the maximum capital expenditures covenant as summarized below.

EVEREST BROADBAND, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006 (continued)

The Company’s revolving credit facility allows a maximum of $18 million borrowing capacity. The Company must pay an annual commitment fee of ½ of 1% on the unused portion of the commitment (paid quarterly in arrears). The total unused fee incurred in 2007 and 2006 was $0.02 million and $0.03 million, respectively.

The Company is using $0.4 million of the revolving credit facility to collateralize letters of credit outstanding for cable programming contracts and surety bonds; thus, the available revolving credit facility loan value totaled $6.1 million as of December 31, 2007 and $3.6 million as of December 31, 2006. The Company must pay monthly outstanding letter-of-credit fees in an amount equal to the outstanding letter of credit times the applicable revolver LIBOR margin (3.0% as of December 31, 2007 and 4% as of December 31, 2006) divided by 12. Letter-of-credit fees incurred in 2007 and 2006 totaled $0.01 million each year.

The leverage ratio used to determine the applicable loan margins is the ratio of funded debt as of any date of determination to EBITDA as defined in the credit agreement, typically for the twelve months ending on that date of determination. Funded debt includes all outstanding debt balances and any guaranteed indebtedness (e.g. letters of credit secured by the credit facility).

The above term loan and revolving credit facility are subject to the following financial covenants (measured at the end of each calendar quarter):

(A)
Maximum Capital Expenditures: Total capital expenditures cannot exceed $26.5 million from June 30, 2006 through June 30, 2007; $11.5 million (plus any unused portion of the $26.5 million from the previous 12 months) from July 1, 2007 through June 30, 2008. For the six months ended June 30, 2006, total capital expenditures could not exceed $23.5 million from June 30, 2006 through June 30, 2007. This maximum total was changed as part of the May 11, 2007 credit facility amendment discussed above.

(B)
Minimum Fixed Charge Coverage Ratio: Beginning with the quarter ending September 30, 2008, the Company must maintain a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.0:1.0. Fixed Charge Coverage Ratio is the ratio of EBITDA to Fixed Charges (debt service plus capital expenditures plus income taxes paid or payable in cash with respect to such fiscal period).

(C)	Minimum Interest Coverage Ratio: Not less than 2.0:1.0 for the 12-month period then ended. Interest Coverage Ratio is the ratio of EBITDA to Interest Expense paid in cash for such period.

In accordance with the credit agreement calculation definition, for 2006, the 12-month totals for the above covenants were calculated by taking the totals for the six months ending December 31, 2006 multiplied by two.

The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 2007 are: $2.7 million in 2008; $4.3 million in 2009; $5.9 million in 2010; $7.5 million in 2011; $44.4 million in 2012. All debt was paid off at the close of the sale of the Company in February 2008 (see Note 11).

EVEREST BROADBAND, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006 (continued)

(5)	Commitments and Contingencies

The Company leases certain facilities and equipment used in its operations under arrangements accounted for as operating leases. The facility leases generally require the Company to pay operating costs, including property taxes, insurance and maintenance, and certain of them contain scheduled rent increases and renewal options. Leasehold improvements are amortized over their estimated useful lives or lease period, whichever is shorter. The Company recognizes rent expense on a straight-line basis over the term of each lease. Future minimum lease payments under operating leases as of December 31, 2007 are as follows:

Period ended December 31,	Amount
2008	$630,179
2009	562,611
2010	452,775
2011	250,203
2012	123,575
Thereafter	—
Total minimum lease payments	$2,019,343

For the year ended December 31, 2007 and six months ended December 31, 2006, rent expense was $0.4 million and $0.3 million, respectively.

The Company provides long distance services under resale arrangement with a national interexchange carrier. The Company has no minimum usage requirement under the agreement. The agreement expires in February 2009. For the year ended December 31, 2007, and the six months ended December 31, 2006, the Company paid $0.9 million and $0.5 million, respectively, under its long distance resale arrangement.

The Company provides Internet access services and has procured dedicated access and transport agreements with various communication providers. The Company’s minimum usage requirement related to these agreements for 2008 is $15,700. For the year ended December 31, 2007, and six month period ended December 31, 2006, the Company paid $0.3 million and $0.2 million, respectively, under these agreements.

The Company is subject to various legal and regulatory proceedings arising in the ordinary course of its business. In the opinion of management, these proceedings will not materially affect the financial position, results of operations, or liquidity of the Company.

EVEREST BROADBAND, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006 (continued)

(6)	Income Taxes

(a)	Income Taxes

Income tax benefit consists of:

	2007
	Current	Deferred	Total
U.S. federal	$—	$1,062,460	$1,062,460
State and local	130,219	257,585	387,804
Total	$130,219	$1,320,045	$1,450,264

	2006
	Current	Deferred	Total
U.S. federal	$—	$380,760	$380,760
State and local	59,756	93,348	153,104
Total	$59,756	$474,108	$533,864

(b)	Tax Rate Reconciliation

Income tax benefit was $1.5 million and $0.5 million for the year ended December 31, 2007 and six months ended December 31, 2006, respectively, and differed from the amounts computed by applying the U.S. federal income tax rate of 34% to pretax loss as a result of the following:

	2007		2006
Federal statutory rate	$1,926,330	34.00%	$716,756	34.00%
Increase (reduction) in income
tax benefit resulting from:
State and local income taxes,
net of federal income tax
benefit	255,951	4.52	101,049	4.79
Preferred stock accretion
and dividends	(576,815)	(10.18)	(273,010)	(12.95)
Sale transaction costs	(139,808)	(2.47)	—	—
Other, net	(15,394)	(0.27)	(10,931)	(0.52)
	$1,450,264	25.60%	$533,864	25.32%

EVEREST BROADBAND, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006 (continued)

(c)	Deferred Taxes

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2007 and 2006 are presented below.

	2007
	Current	Noncurrent	Total
Deferred income tax assets:
Continuing operations NOL carryforward	$—	$2,073,117	$2,073,117
Accrued expenses	428,194	—	428,194
Intangibles	—	299,689	299,689
Bad debts	286,852	—	286,852
Other	2,777	122,302	125,079
Deferred tax assets	717,823	2,495,108	3,212,931
Deferred income tax liabilities:
Property and equipment	—	(1,150,080)	(1,150,080)
Prepaid	(109,378)	—	(109,378)
Intangibles	—	(159,322)	(159,322)
Deferred tax liabilities	(109,378)	(1,309,402)	(1,418,780)
Net deferred tax asset	$608,445	$1,185,706	$1,794,151

	2006
	Current	Noncurrent	Total
Deferred income tax assets:
Continuing operations NOL carryforward	$—	$650,049	$650,049
Accrued expenses	330,349	—	330,349
Intangibles	—	86,929	86,929
Bad debts	78,464	—	78,464
Other	—	27,266	27,266
Deferred tax assets	408,813	764,244	1,173,057
Deferred income tax liabilities:
Property and equipment	—	(553,875)	(553,875)
Prepaid	(105,109)	—	(105,109)
Intangibles	—	(39,965)	(39,965)
Deferred tax liabilities	(105,109)	(593,840)	(698,949)
Net deferred tax asset	$303,704	$170,404	$474,108

EVEREST BROADBAND, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006 (continued)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon management’s assessment of these factors, a valuation allowance has not been recorded as of December 31, 2007 and 2006.

At December 31, 2007 and 2006, the Company has net operating loss carryforwards for federal income tax purposes of ($5.3) million and ($1.7) million, respectively, which are available to offset future federal taxable income through 2027 and 2026.

(7)	Stock Option Plan

The Company has a stock option plan (the Plan) pursuant to which its board of directors may grant stock options to officers and key employees of the Company. The Plan authorizes grants of options to purchase up to 331,977 shares of authorized but unissued common stock. The exercise price of each stock option is determined at grant date. In no case will the exercise price on an option be less than the greater of (1) the par value of the common stock, (2) 100% of the fair market value of the common stock on the date of grant, or (3) in the case of an incentive stock option granted to a participant that owns more than 10% of EVB, 110% of the fair market value of the common stock on the date of grant. All stock options have 10-year terms and vest as defined in each individual option agreement. The typical vesting schedule is five years with 20% of the option grant vesting on the first year anniversary following the date of grant, with the remaining 80% vesting in 48 equal monthly installments.

The fair value of each option award is estimated on the date of grant by management. Fair value is estimated using the Black-Scholes option-pricing model that used the weighted average assumptions in the following table. The Company uses the vesting period (5 years) as the expected term of the options. The risk-free rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The expected volatility of the Company’s stock was determined using the expected volatilities of publicly traded comparable companies.

2006
Valuation assumptions:
Expected dividend yield	—%
Expected volatility	25%
Expected term (years)	5
Risk-free interest rate	4.86%

EVEREST BROADBAND, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006 (continued)

Stock option activity during the period indicated is as follows:

Weighted
	Number of	average
	options	exercise price
Balance at June 29, 2006	—	$—
Granted	317,543	11.49
Exercised	—	—
Forfeited	—	—
Expired	—	—
Balance at December 31, 2006	317,543	11.49
Granted	—	—
Exercised	—	—
Forfeited	—	—
Expired	—	—
Balance at December 31, 2007	317,543	$11.49
Exercisable at December 31, 2007	88,313	$11.07

No options were granted during 2007. The weighted average grant date fair value of options granted during 2006 totaled $3.69 per share option.

		Weighted
		average
	Number of	grant-date
Nonvested share options	options	fair value
Balance at June 29, 2006	—	$—
Granted	317,543	3.69
Vested	—	—
Forfeited	—	—
Balance at December 31, 2006	317,543	3.69
Granted	—	—
Vested	(88,313)	3.57
Forfeited	—	—
Balance at December 31, 2007	229,230	$3.74

The amount of compensation expense for stock options totaled $0.1 million, net of the related tax benefit totaling $0.1 million, for the year ended December 31, 2007. The amount of compensation expense for stock options totaled $0.04 million, net of the related tax benefit totaling $0.03 million, for the six months ending December 31, 2006. At December 31, 2007 and 2006, there was $0.9 million and $1.0 million, respectively, of total unrecognized compensation cost related to stock options granted under the Plan. During 2007, 88,813 stock options vested. No stock options vested during the six months ended December 31, 2006.

EVEREST BROADBAND, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006 (continued)

(8)	Employee Benefit Plans

In 2006, the Company established a long-term incentive program. This long-term incentive program allows for an award to be paid to employees in the event of a sale of the Company. The amount of the award is based on the actual equity sale price of the Company and requires any given employee to be employed on the date of the closing of a transaction. Cash payouts will be funded by the Company in the event of a sale. Employees hired subsequent to the inception of the plan obtain a pro-rated benefit. No liability was recorded at December 31, 2007 since the liability is contingent upon a sale of the Company, which had not occurred as of that date.

The Company maintains a deferred contribution retirement plan, which covers substantially all employees. The plan allows for qualified tax deferred contributions by employees under Section 401(K) of the Internal Revenue Code. Under the terms of the plan, employees may contribute up to 50% of their annual compensation during the plan year. The Company provided a discretionary matching contribution of 100% of employee contributions up to a maximum of 6% of annual compensation. During the year ended December 31, 2007 and six months ended December 31, 2006, the Company made a discretionary matching contribution of $0.4 million and $0.2 million, respectively.

(9)	8.5% Cumulative Redeemable Series A Preferred Shares

At December 31, 2007 and 2006, the Company’s 8.5% cumulative redeemable Series A preferred shares were classified in the accompanying consolidated balance sheet as liabilities.

The Company has issued 14,000 shares of 8.5% cumulative preferred stock with a par value of $0.001 per share. Holders of the 8.5% cumulative preferred stock are entitled to receive dividends (accruing from and after the date of issuance of such shares) at the rate of 8.5% per annum of the purchase price ($1,000 per share). To the extent not paid in cash, such dividends are cumulative and compound quarterly on each outstanding preferred share whether or not such dividends are earned or declared and whether or not sufficient funds are available. At December 31, 2007 and 2006, the amount of dividends accrued in arrears on the 8.5% cumulative preferred stock totaled $1.9 million ($134.47 per share) and $0.6 million ($42.95 per share), respectively. All accrued or declared but unpaid dividends shall be paid to the holders of preferred stock in cash upon a liquidation.

At any time after the earlier of (1) June 28, 2011 or (2) the closing of the Company’s initial registration of shares of its common stock pursuant to a registration statement filed under the Securities Act of 1933, the Company may elect to redeem all of the preferred shares outstanding for the aggregate liquidation amount at the time of redemption.

At any time after the earliest of (1) June 28, 2014, (2) the closing of the Company’s initial registration of shares of its common stock pursuant to a registration statement filed under the Securities Act of 1933, or (3) a breach of the Company’s certificate of incorporation protective provisions, any preferred shareholder may demand that the Company redeem all preferred shares held by that holder for such shareholder’s pro rata share of the aggregate liquidation amount at the time of redemption.

EVEREST BROADBAND, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and December 31, 2006 (continued)

The preferred shareholders paid $14 million in exchange for 14,000 shares of 8.5% cumulative preferred stock and a common stock subscription warrant to purchase shares of common stock (see note 10). Since the common stock warrants can be exercised for $0.01, the $14 million paid was allocated $3.8 million to the common stock warrants and $10.2 million to the preferred shares. At the expected redemption date, the Company will have a $14 million liability for the preferred shares plus all accrued or declared but unpaid dividends. As such, this liability is accreting from $10.2 million to $14 million over the expected holding period using the effective interest method. At December 31, 2007 and 2006, the expected redemption date was June 28, 2014. Accretion charged to interest expense for the year ended December 31, 2007 and six months ending December 31, 2006 was $1.5 million and $0.2 million, respectively.

Common stock is subordinate to the preferred stock with respect to dividend rights and rights upon the event of the Company’s liquidation.

(10)	Common Stock Warrants

At December 31, 2007 and 2006, the Company had outstanding warrants to purchase 375,278 shares of the Company’s common stock at $0.01 per share. The warrants are exercisable through June 30, 2016. The Company has reserved 375,278 shares of common stock for these warrants.

(11)	Subsequent Events - Sale of the Company (Unaudited)

On February 13, 2008, all of the issued and outstanding stock of the Company was sold to SureWest Communications for a cash purchase price of $173 million, subject to a working capital adjustment. With the sale of the Company, the following material transactions impacting the Company transpired:

•	The Company’s entire long-term debt balance (see note 4) was fully repaid.

•	The Company’s interest rate hedge (see note 3) was cancelled on February 13, 2008, and the Company realized a loss on the hedge totaling $0.4 million.

•
All outstanding stock options (see note 7) were cancelled on February 13, 2008, and the holders of stock options received payments in lieu of the options. The full amount of compensation expense resulting from these payments in excess of the fair value of the stock options were expensed on February 13, 2008.

•	All outstanding shares of preferred shares (see note 9) were redeemed on February 13, 2008. All dividends on the preferred shares were also paid in connection with the closing of the sale.

•	All outstanding common stock warrants (see note 10) were cancelled on February 13, 2008.